Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-168877, No. 333-167327, No. 333-166062 and No. 333-175992), Form S-4 (No. 333-185897) and Form S-3 (No. 333-174629 and No. 333-186048) of Pernix Therapeutics Holdings, Inc. of our report dated January 31, 2012, except for Notes 13 and 15 as to which date is February 5, 2013, relating to the consolidated financial statements of Cypress Pharmaceuticals, Inc., as of and for the years ended December 31, 2011 and 2010, which appears in this Form 8-K/A as Exhibit 99.1.

/s/ Horne LLP

Ridgeland, Mississippi

February 5, 2013